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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 4, 1996

                                ZYCON CORPORATION
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             (Exact name of registrant as specified in its charter)

      Delaware                      33-95284                     94-2348052
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   (State of                 (Commission File Number)          (IRS Employer
 Incorporation)                                              Identification No.)

                    445 El Camino Real, Santa Clara, CA 95050
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                    (Address of principal executive offices)

        Registrant's telephone number, including area code   (408) 241-9900
                                                           -------------------


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         (Former name or former address, if changed since last report.)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On December 4, 1996, Zycon Corporation (the "Company"), entered into an Agreement and Plan for Merger (the "Merger Agreement") with Hadco Corporation, a Massachusetts corporation ("Parent") and Hadco Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Purchaser").

         Pursuant to the Merger Agreement, Purchaser has commenced a tender offer for all of the outstanding shares of the Company's common stock, par value $.001 per share (the "Shares"), at a price of $18.00 per share (the "Offer"). The Offer commenced on December 11, 1996 and will expire 12:00 midnight, New York City time, on Thursday, January 9, 1997, unless Purchaser extends the time during which the Offer is open. After the purchase of Shares pursuant to the Offer, the Merger Agreement provides that the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of the Parent (the "Merger").

         In connection with the Merger Agreement, Parent and Purchaser entered into an agreement with certain stockholders of the Company comprising all the members of the Board of Directors of the Company (the "Selling Stockholders") to purchase all of the Shares owned by the Selling Stockholders (the "Stockholders Agreement"). Under the Stockholders Agreement the Selling Stockholders have granted to Parent an irrevocable option (the "Stock Options") to purchase their shares at a purchase price per share equal to the Offer price. In addition, Parent has agreed that if it exercises the Stock Options, it, within 30 days after the date of such exercise, will offer to all other stockholders of the Company the opportunity to sell their Shares to Parent upon the equivalent terms and conditions provided with respect to exercise of the Stock Options. The Selling Stockholders own, in the aggregate, 57% of the Shares on a fully-diluted basis.

         Purchaser expects to obtain the consideration required to consummate the Offer and the Merger from capital contributions and/or loans from Parent. Parent expects to use approximately $25,000,000.00 of its cash and has received a commitment letter, dated December 3, 1996 (the "Bank Commitment Letter"), from The First National Bank of Boston ("Bank of Boston") to provide either senior revolving credit or senior revolving credit and term debt facilities, in each case for up to $250,000,000.00 (1) to finance the purchase of the Shares pursuant to the Offer and the Merger, (2) to refinance the Company's existing bank credit agreements, and (3) for working capital and other general corporate purposes.

         The Bank Commitment Letter and the term sheets attached thereto provide two alternatives for the credit facilities consisting of (1) a $250,000,000.00 five-year revolving credit facility ("Facility A") and (2) a $200,000,000.00 revolving credit facility and a $50,000,000.00 term loan facility ("Facility B"). Facility A and Facility B are referred to collectively as the "Credit Facilities".
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         The Credit Facilities will contain a sublimit for letters of credit that will be determined. Parent has agreed to assist Bank of Boston in achieving the syndication of the Credit Facilities. The Credit Facilities will be guaranteed by the Parent's subsidiaries. Loans under the Credit Facilities and the guarantees will not be secured.

         The Credit Facilities will bear interest at the London InterBank Offered Rate plus the Applicable Margin per annum. The Applicable Margin ranges from 50 to 112.5 basis points depending on the ratio of funded debt to earnings before interest, taxes, depreciation and amortization. The Credit Facilities will terminate in five years and any amount outstanding under a revolving credit facility will be due in full at that time. The principal of any term loan is payable in equal amounts in 20 consecutive quarters.

         The Merger Agreement provides that promptly upon the purchase by Purchaser pursuant to the Offer of such number of Shares which represents at least a majority of the outstanding Shares (on a fully diluted basis), and from time to time thereafter, (1) Parent shall be entitled to designate such number of directors ("Parent's Designees"), rounded up to the next whole number as will give Parent, subject to compliance with Schedule 14(f) of the Securities Exchange Act of 1934, representation on the Board equal to the product of (x) the number of directors on the Board (giving effect to any increase in the number of directors pursuant to the Merger Agreement) and (y) the percentage that such number of Shares so purchased bears to the aggregate number of Shares outstanding (such number being, the "Board Percentage"), and (2) the Company shall, upon request by Parent, promptly satisfy the Board Percentage by increasing the size of the Board or using its best efforts to secure resignation of such number of directors as is necessary to enable Parent's Designees to be elected to the Board and shall cause Parent's Designees to be promptly elected.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         See Item 1. above.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.  See "Index to Exhibits" on page 5.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       ZYCON CORPORATION
                                                     ----------------------
                                                          (Registrant)

Date:  December 18, 1996.                            /S/ Kenneth R. Shilling
                                                     -----------------------
                                                     Kenneth R. Shilling,
                                                     Vice President, Finance and
                                                     Chief Financial Officer
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                                INDEX TO EXHIBITS

Exhibit Number                               Name                                    Page Number
--------------                               ----                                    -----------

         20                         The Company's Solicitation/                           *
                                    Recommendation Statement on
                                    Schedule 14D-9

         99.1                       Agreement and Plan of Merger                          *
                                    among Hadco Corporation, Hadco
                                    Acquisition Corp., and the
                                    Company dated December 4, 1996

         99.2                       Stockholders Agreement among                          *
                                    Hadco Corporation, Hadco
                                    Acquisition Corp., and certain
                                    stockholders of the Company dated
                                    December 4, 1996


  * Incorporated by reference to the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Commission on December 11, 1996.